  Exhibit 99.1

MabVax Therapeutics Antibody Program Results Featured in Three Presentations at 2018 American Association for Cancer Research (AACR) Annual Meeting

-
Interim results from Phase 1 clinical trial of MVT-1075, demonstrated a dosing strategy for the clinical translation of a radioimmunotherapy product for the treatment of patients with relapsed / refractory pancreatic and other CA19-9 positive cancers

-
Preclinical Results on a fully human antibody demonstrated high binding selectivity to Tn and sTn antigens that are expressed on ovarian and breast cancers

-
Preclinical results with MVT-2163, an immunoPET imaging agent was evaluated with PEGPH20 and data support the potential use as a companion diagnostic for patients with pancreatic and other CA19-9 positive cancers

SAN DIEGO, CA (April 18, 2018) – MabVax Therapeutics Holdings, Inc. (NASDAQ: MBVX), a clinical-stage oncology drug development company, announced today that three poster presentations on the Company’s antibody development programs were made at the American Association for Cancer Research (AACR) Annual Meeting being held April 14-18, 2018 in Chicago, Illinois at McCormick Place.

Paul Maffuid, Ph.D., Executive Vice President of Research and Development of MabVax, stated, “We successfully shared the significant progress we have made through these clinical and preclinical studies that continue to establish our growing body of data supporting the development of MVT-1075 for the treatment of pancreatic cancer and other CA19-9 cancers, MVT-2163 as a immunoPET imaging agent, and our most advanced research program focused on the Tn and sTn cancer antigen targets.”

MabVax Poster Presentation Details

Jonah Rainey, Ph.D., Executive Director, Antibody Research at MabVax presented a poster on Sunday April 15th entitled: “A fully human antibody binds Tn and sTn carbohydrate antigens specifically on serine residues, without need for polypeptide interaction.”

Dr. Rainey’s presentation included results from the Company’s successful human antibody discovery and engineering efforts that resulted in creating a panel of anti-Tn antibodies with specificity and affinity for the Tn and sTn epitopes. This observation was confirmed by a binding array analysis performed by a well-known independent academic based consortium. These antibodies bind preferentially to a particular presentation of the Tn epitope that exhibits a pharmaceutically useful pattern that is expressed on ovarian and breast cancers, including triple-negative breast cancer.

Paul Maffuid, Ph.D., Executive Vice President, Research & Development MabVax Therapeutics presented a poster on Tuesday April 17th entitled: “Phase 1 dose escalation study of 177Lu-HuMab-5B1 (MVT-1075) in combination with MVT-5873 as radioimmunotherapy (RIT) in subjects with relapsed / refractory pancreatic cancer or other CA19-9+ malignancies.”

Dr. Maffuid’s presentation summarized results from the first cohort of three patients treated in the Phase 1 clinical trial of the Company’s MVT-1075 radiopharmaceutical product in late stage pancreatic cancer. These results at the initial dose support a high uptake of the on-target lesions with a prolonged time of residence and accumulation on target lesions. The predominant treatment-related toxicities in the first cohort included expected and manageable (Grade 1-3) changes in hematologic and liver function parameters.

Though the current data set is small, clinical biodistribution studies with the immunoPET imaging agent MVT-2163 in a prior Phase 1 study were used to successfully predict the absorbed organ doses of MVT-1075 and in particular red marrow which is the dose limiting organ. In addition, the studies completed to date were sufficient to establish a fractionated dosing schedule of MVT-1075 combined with image-based dosimetry as a feasible RIT Phase 1 dosing strategy, permitting within cycle patient specific dose adjustments to achieve a selected target red marrow exposure. A fourth patient has been treated in a second cohort at a planned escalated dose.

Jonah Rainey, Ph.D., Executive Director, Antibody Research at MabVax was a co-presenting author of a second poster on Tuesday April 17th entitled: “PEGylated Hyaluronidase Increases Tumor Uptake of 89Zr-DFO-HuMab-5B1 (MVT-2163) in a CA19-9 Positive Hyaluronan-Accumulating Pancreatic Cancer Model”

This poster was the result of a preclinical collaboration with Halozyme Therapeutics, Inc. combining the use of MabVax’s immunoPET imaging agent MVT-2163 with Halozyme’s PEGylated Hyaluronidase, PEGPH20 to determine if the enzymatic degradation of HA could improve the uptake of MVT-2163 on tumor lesions as measured by in vivo PET imaging and ex vivo gamma counting, in a CA19-9-positive, HA-rich human pancreatic tumor xenograft model. PEGPH20 increased both the tumor uptake and the tumor-to-liver ratios of MVT-2163 as well as decreased liver uptake in a CA19-9 positive xenograft mouse model of HA-accumulating pancreatic cancer. The increased tumor uptake and the decreased liver uptake support further investigation into the potential diagnostic utility for the combination of PEGPH20 and MVT-2163.

To access the three full abstracts, please click here.
About MVT-1075

MVT-1075 is a radioimmunotherapy product that combines established efficacy of radiation therapy with tumor specific targeting. MVT-1075 has the potential to deliver a more potent HuMab-5B1-based product, by using small doses of a radioisotope coupled to the Company's MVT-5873 antibody to target pancreatic cancer cells and kill them.

About the HuMab-Tn Antibody Targeting Tn and sTn

HuMab-Tn is a fully human antibody discovered by MabVax from a patient vaccinated with a pool of cancer glycans, including Tn. The antibody has been affinity-matured and demonstrates highly selective Tn/sTn glycan binding. Further, the antibody recognizes a wide array of cancers, particularly ovarian and breast including approximately 90% of triple negative breast cancers tested.

About MVT-2163

MVT-2163 is an immunoPET imaging agent product that combines the established PET imaging capabilities of 89Zr with HuMab-5B1 tumor specific targeting. It has the potential to aid in identifying the best surgical treatment options for patients with pancreatic cancer and as a potential companion diagnostic with treatment options.

About MabVax:

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated over 56 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing is continuing in Phase 1 clinical studies of MVT-5873 in combination with nab-paclitaxel and gemcitabine to patients newly diagnosed with CA19-9 positive pancreatic cancer, and for the Company's radioimmunotherapy product MVT-1075. Our human antibody targeting Tn and sTn is in preclinical development. For additional information, please visit the Company's website, www.mabvax.com.

Forward Looking Statements:

This press release on announcing acceptance of three posters at the April 2018 American Association for Cancer Research (AACR) Annual Meeting contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's MVT-1075 clinical development program, the Company’s human antibody targeting Tn and sTn in preclinical development, and the Company’s immunoPET imaging agent MVT-2163. We have no assurance that all the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2017, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

MabVax Investor Contact:

Email: MabVaxIR@mabvax.com
Phone: 833-208-6789

Media Contact:

Russo Partners LLC
Phone: 212-845-4272
Email: travis.kruse@russopartnersllc.com

# # #